UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 2, 2017
AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2045 East Innovation Circle
Tempe, AZ 85284
(Address of Principal Executive Offices, including Zip Code)
(480) 821-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At our Annual Meeting on May 2, 2017, our stockholders approved the Second Amended and Restated 2007 Equity Incentive Plan (the “Restated Equity Plan”) and the Amended and Restated Executive Incentive Bonus Plan (the “Restated Bonus Plan”).
Second Amended and Restated 2007 Equity Incentive Plan
In 2012, our stockholders approved the Amkor Technology, Inc. Amended and Restated 2007 Equity Incentive Plan, which provides for, among other matters, tax deductibility of certain performance-based compensation under the Internal Revenue Code of 1986, as amended. Section 162(m) of the Internal Revenue Code requires that the material terms of the performance goals be disclosed to and approved by our stockholders every five years. The Restated Equity Plan amends and restates the Amended and Restated 2007 Equity Incentive Plan to comply with this requirement and ensure that awards to certain of our executives will continue to be eligible for deductibility under Section 162(m) of the Internal Revenue Code, and to further extend the term of the plan. The Restated Equity Plan does not authorize any additional shares and the same number of shares authorized and remaining available for issuance with respect to awards under the previous plan are authorized and remain available for issuance with respect to awards under the Restated Equity Plan.
The Restated Equity Plan is described in detail in our 2017 proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 4, 2017 in connection with the annual meeting of stockholders held on May 2, 2017. The descriptions of the Restated Equity Plan set forth herein and in the proxy statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Restated Equity Plan, which is filed as an exhibit hereto.
Amended and Restated Executive Incentive Bonus Plan
In 2012, our stockholders approved the Amkor Technology, Inc. Executive Incentive Bonus Plan, which provides for, among other matters, tax deductibility of certain performance-based compensation under the Internal Revenue Code. Section 162(m) of the Internal Revenue Code requires that the material terms of the performance goals be disclosed to and approved by our stockholders every five years. The Restated Bonus Plan was adopted to replace the Executive Incentive Bonus Plan to ensure that bonus awards to certain of our executives will continue to be eligible for deductibility under Section 162(m) of the Internal Revenue Code. As with the previous plan, the maximum bonus payment that any participant may receive under the Restated Bonus Plan in any year with respect to an award that is intended to be exempt from the limitations of Section 162(m) of the Internal Revenue Code is the lesser of $3,000,000 or 200% of the participant’s base salary.
The Restated Bonus Plan is described in detail in our 2017 proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 4, 2017 in connection with the annual meeting of stockholders held on May 2, 2017. The descriptions of the Restated Bonus Plan set forth herein and in the proxy statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Restated Bonus Plan, which is filed as an exhibit hereto.

Item 5.07. Submission of Matters to a Vote of Security Holders.
At our Annual Meeting of Stockholders held on May 2, 2017, the following proposals were adopted by the votes indicated.

1.	Election of a Board of Directors to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected or appointed.

	Voted For	Withheld	Non-Votes
James J. Kim	209,076,656	5,707,996	9,166,204
Roger A. Carolin	212,093,052	2,691,600	9,166,204
Winston J. Churchill	210,685,991	4,098,661	9,166,204
Stephen D. Kelley	213,070,299	1,714,353	9,166,204
John T. Kim	206,651,035	8,133,617	9,166,204
Susan Y. Kim	209,510,696	5,273,956	9,166,204
Robert R. Morse	212,445,425	2,339,227	9,166,204
John F. Osborne	212,974,516	1,810,136	9,166,204
David N. Watson	213,530,070	1,254,582	9,166,204
James W. Zug	211,640,075	3,144,577	9,166,204

2.	Advisory Vote on the Compensation of our Named Executive Officers.

Voted For	Against	Abstain	Non-Votes
213,329,439	1,078,559	376,654	9,166,204

3.	Advisory Vote on the frequency of Future Advisory Votes on Named Executive Officer Compensation.

Voted For	Voted For	Voted For
1 Year	2 Years	3 Years	Abstained	Non-Votes
184,856,284	93,698	29,795,498	39,172	9,166,204

4.	Approval of the Second Amended and Restated 2007 Equity Incentive Plan.

Voted For	Against	Abstain	Non-Votes
210,953,032	3,755,055	76,565	9,166,204

5.	Approval of the Amended and Restated Executive Incentive Bonus Plan.

Voted For	Against	Abstain	Non-Votes
212,548,782	2,144,701	91,169	9,166,204

6.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2017.

Voted For	Against	Abstain	Non-Votes
222,674,378	1,168,367	108,111	0

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

10.1	Second Amended and Restated 2007 Equity Incentive Plan

10.2	Amended and Restated Executive Incentive Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMKOR TECHNOLOGY, INC.

By:	/s/ Gil C. Tily
Gil C. Tily
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Date: May 5, 2017